BYLAWS OF

WILMINGTON SAVINGS FUND SOCIETY, FEDERAL SAVINGS BANK

ARTICLE I. HOME OFFICE

The home office of Wilmington Savings Fund Society, Federal Savings Bank ("Bank") shall be at Wilmington in the county of New Castle in the State of Delaware.

ARTICLE II. STOCKHOLDERS

SECTION 1. *Place of Meetings.* All annual and special meetings of stockholders shall be held at such place as the board of directors may determine in the state in which the Bank has its principal place of business.

SECTION 2. *Annual Meeting.* The annual meeting of the stockholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held within 120 days after the end of the Bank's fiscal year. Such meeting date shall be designated annually by the board of directors.

SECTION 3. *Special Meetings.* Special Meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Federal Home Loan Bank Board ("Board") (which as hereinafter used includes the Federal Savings and Loan Insurance Corporation), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Bank addressed to the chairman of the board, the president, or the secretary.

SECTION 4. *Conduct of Meetings.* Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Federal Home Loan Bank Board, or these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

SECTION 5. *Notice of Meetings.* Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than twenty nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, the directors calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6. *Fixing of Record Date.* For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days and, in case of a meeting of

stockholders, not fewer than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7. *Voting Lists.* The officer or agent having charge of the stock transfer books for shares of the Bank shall make, at least twenty days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, shall be kept on file at the home office of the Bank and shall be subject to inspection by any stockholder at any time during usual business hours, for a period of twenty days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

In lieu of making the stockholders list available for inspection by any stockholder as provided in the preceding paragraph; the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the Board's Regulations, as now or hereafter in effect.

SECTION 8. *Quorum.* A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 9. *Proxies.* At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

SECTION 10. *Voting of Shares in the Name of Two or More Persons.* When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 11. *Voting of Shares by Certain Holders.* Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Bank, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 12. *Cumulative Voting.* For a period of five years following the date of the completion of the conversion of the Bank from mutual to stock form, the cumulation of votes for the election of directors is not permitted. Thereafter, at each election for directors every stockholder entitled to vote at such election shall have the right either to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

SECTION 13. *Informal Action by Stockholders.* Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if unanimous consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof.

SECTION 14. *Inspectors of Election.* In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, by the chairman of the board, or by the president.

Unless otherwise prescribed by regulations of the Federal Home Loan Bank Board, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 15. *Nominating Committee.* The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

SECTION 16. *New Business.* Any new business proposed by a stockholder to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Such writing filed with the secretary shall contain such information as required by Regulation 14A and Schedule 14A under the Securities Exchange Act 1934. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, as provided above, such proposal shall be laid over for action at an

adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Article III. Board of Directors

Section 1. *General Powers.* The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

Section 2. *Number and Term.* The board of directors shall consist of eleven (11) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

Section 3. *Regular Meetings.* A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, within the Bank's regular lending area, for the holding of additional regular meetings without other notice than such resolution.

Section 4. *Qualification.* Each Director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the association unless the association is a wholly owned subsidiary of a holding company.

Section 5. *Special Meetings.* Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Bank's regular lending area, as the place for holding any special meeting of the board of directors called by such persons. All meetings of the board of directors shall be conducted in accordance with the most current edition of Robert's Rules of Order.

Members of the board of directors may participate in meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

Section 6. *Notice.* Written notice of any special meeting shall be given to each director at least two days prior thereto delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. *Quorum.* A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

Section 8. *Manner of Acting.* The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless governing law, rules or regulation requires otherwise.

Section 9. *Action Without a Meeting.* Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

SECTION 10. *Resignation.* Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the secretary.

SECTION 11. *Vacancies.* Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the board of directors remains. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

SECTION 12. *Compensation.* Directors, as such, may receive a stated compensation for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

SECTION 13. *Presumption of Assent.* A directer of the Bank who is present at a meeting of the board of directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 14. *Removal of Directors.* At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less then the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

SECTION 15. *Age limitation on directors.* No person shall be eligible for election, re-election, appointment, or reappointment to the board of directors of the Bank if such person is then more than 75 years of age. No director shall serve beyond the annual meeting of the Bank immediately following his attainment of 75 years of age. The age limitation shall not apply to a person serving as a director emeritus of the Bank.

Directors emeritus may be appointed and their compensation for services (in an amount not to exceed those fees paid to voting directors) determined by resolution of the board of directors of the Bank. Only former directors of the Bank (including former directors of other banks which have merged with, or otherwise been acquired by the Bank) shall be eligible to serve as directors emeritus. Directors emeritus shall be available for consultation with and advice to management of the Bank. Directors emeritus may attend meetings of the board of directors, but shall have no vote on any matter acted upon by such board.

ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES

SECTION 1. *Appointment.* The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

SECTION 2. *Authority.* The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such

authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: a declaration of dividends, an amendment of the charter or bylaws of the Bank, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

SECTION 3. *Tenure.* Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee.

SECTION 4. *Meetings.* Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by a member thereof upon not less than one days' notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

SECTION 5. *Quorum.* A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6. *Action Without a Meeting.* Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

SECTION 7. *Vacancies.* Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

SECTION 8. *Resignations and Removal.* Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or the secretary of the Bank. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

SECTION 9. *Procedure.* The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have occurred.

SECTION 10. *Other Committees.* The board of directors may by resolution establish an audit committee, a loan committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution and procedures thereof.

ARTICLE V. OFFICERS

SECTION 1. *Positions.* The officers of the Bank shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Bank. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board

of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. *Election and Term of Office.* The officers of the Bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Federal Home Loan Bank Board; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3. *Removal.* Any officer may be removed by the board of directors whenever in its judgment the best interests of the Bank shall be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. *Vacancies.* A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. *Remuneration.* The remuneration of the officers shall be fixed from time to time by the board of directors.

SECTION 6. *Age limitation on officers.* No person 65 years of age or above shall be eligible for election, re-election, appointment, or reappointment as an officer of the Bank. No officer shall serve beyond the annual meeting of the Bank immediately following his or her becoming 65.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. *Contracts.* To the extent permitted by regulations of the Federal Home Loan Bank Board, and except as otherwise prescribed by the bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

SECTION 2. *Loans.* No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. *Checks, Drafts, Etc.* All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees or agents of the Bank in such manner as shall from time to time be determined by the board of directors.

SECTION 4. *Deposits.* All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. *Certificates for Shares.* Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the board of directors and approved by the Federal Home Loan Bank Board. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively

numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Bank as the board of directors may prescribe.

SECTION 2. *Transfer of Shares.* Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes.

ARTICLE VIII. FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Bank shall end on the 31st day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

ARTICLE IX. DIVIDENDS

Subject to the terms of the Bank's charter and the regulations and orders of the Federal Home Loan Bank Board, the board of directors may, from time to time, declare and the Bank may pay, dividends to its outstanding shares of capital stock.

ARTICLE X. CORPORATE SEAL

The board of directors shall approve a Bank seal.

ARTICLE XI. AMENDMENTS

These bylaws may be amended in any manner not inconsistent with applicable laws, rules, regulations or the charter at any time by a majority of the full board of directors, or by a majority vote of the votes cast by the shareholders of the Bank at any legal meeting called expressly for that purpose.